EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANESOXLEY ACT of 2002

In connection with the Quarterly Report of Umatrin Holding Limited (the “Company”) on Form 10Q for the period ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Dato’ Sri Warren Eu Hin Chai, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the SarbanesOxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Umatrin Holding Limited

Dated: May 15, 2019	By:	/s/ Dato’ Sri Warren Eu Hin Chai
Dato’ Sri Warren Eu Hin Chai
Chief Executive Officer and Chief Financial Offier
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)